NEWS RELEASE
July 23, 2009
FOR IMMEDIATE RELEASE	Contact: Michael J. Blodnick
(406) 751-4701
Ron J. Copher
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
EARNINGS FOR QUARTER ENDED JUNE 30, 2009

HIGHLIGHTS:
•	Net earnings for the quarter of $10.652 million and year-to-date of $26.431 million.
•	Diluted earnings per share of $.17 for the quarter and $.43 year-to-date.
•	Deposit growth of $92 million for the quarter, or 11 percent annualized.
•	Tangible stockholders’ equity increased $135 million, up 34 percent from last year’s second quarter.
•	Net interest income increased $8 million, or 16 percent, from last year’s second quarter and increased $20 million, or 20 percent, from last year’s first six months.
•	Non-interest income increased $4 million, or 23 percent, from last year’s second quarter and increased $5 million, or 15 percent, from last year’s first six months.
•	Net interest margin (tax equivalent) of 4.87 percent, up 12 basis points from last year’s second quarter.
•	Efficiency ratio of 52 percent for the first six months, an improvement of 2 percentage points from last year’s first half.

Earnings Summary	Three months		Six months
($ in thousands, except per share data)	ended June 30,		ended June 30,
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	2009	2008	2009	2008

Net earnings	$10,652	$18,459	$26,431	$35,858
Diluted earnings per share	$0.17	$0.34	$0.43	$0.66
Return on average assets (annualized)	0.77%	1.51%	0.96%	1.48%
Return on average equity (annualized)	6.18%	13.51%	7.72%	13.25%

KALISPELL, MONTANA - Glacier Bancorp, Inc. (Nasdaq GS: GBCI) reported net earnings of $10.652 million for the second quarter, a decrease of $7.807 million, or 42 percent, from the $18.459 million for the second quarter of 2008.  Diluted earnings per share of $.17 for the quarter decreased 50 percent from the diluted earnings per share of $.34 for the same quarter of 2008. Annualized return on average assets and return on average equity for the second quarter were .77 percent and 6.18 percent, which compares with prior year returns for the second quarter of 1.51 percent and 13.51 percent, respectively.

Net earnings for the six months ended June 30, 2009 were $26.431 million, which is a decrease of $9.427 million, or 26 percent, over the prior year.  Diluted earnings per share of $.43, is a decrease of 35 percent from the $.66 earned in 2008.  “Our operating income set an all time record during the second quarter and first six months of 2009,” said Mick Blodnick, President and Chief Executive Officer.  “However, net results again were negatively impacted as we continued to increase the provision for loan loss and grow the loan loss reserve to cover higher levels of non-performing assets and net charge-offs,” Blodnick said.  “Offsetting the higher provision was strong non-interest income, a stable net interest margin and excellent expense control if the FDIC special assessment is excluded.”

As reflected in the following table, total assets at June 30, 2009 were $5.638 billion, which is $84 million, or 2 percent, greater than the total assets of $5.554 billion at December 31, 2008 and an increase of $611 million, or 12 percent, over the total assets of $5.028 billion at June 30, 2008.

	June 30,	December 31,	June 30,	$ change from	$ change from
	2009	2008	2008	December 31,	June 30,
Assets ($ in thousands)	(unaudited)	(audited)	(unaudited)	2008	2008

Cash on hand and in banks	$100,773	$125,123	$123,545	$(24,350)	(22,772)
Investments, interest bearing deposits,
FHLB stock, FRB stock, and Fed Funds	1,081,160	1,000,224	800,206	80,936	280,954
Loans:
Real estate	836,917	838,375	746,193	(1,458)	90,724
Commercial	2,591,149	2,575,828	2,396,098	15,321	195,051
Consumer and other	700,693	715,990	678,661	(15,297)	22,032
Total loans	4,128,759	4,130,193	3,820,952	(1,434)	307,807
Allowance for loan and lease losses	(97,374)	(76,739)	(60,807)	(20,635)	(36,567)
Total loans net of allowance for loan and lease losses	4,031,385	4,053,454	3,760,145	(22,069)	271,240
Other assets	425,106	375,169	343,972	49,937	81,134
Total Assets	$5,638,424	$5,553,970	5,027,868	$84,454	610,556

At June 30, 2009, total loans were $4.129 billion, a decrease of $1 million, over total loans of $4.130 billion at December 31, 2008.  Commercial loans increased $15 million, or 59 basis points, during the first six months of 2009.  Consumer loans, which are primarily comprised of home equity loans, decreased by $15 million, or 2 percent, while real estate loans decreased $1 million, or 17 basis points, from the fourth quarter of 2008.  Total loans increased $308 million, or 8 percent from June 30, 2008.  Since June 30, 2008, commercial loans increased $195 million, or 8 percent, real estate loans grew by $91 million, or 12 percent, and consumer loans increased $22 million, or 3 percent.

Investment securities, including interest bearing deposits in other financial institutions and federal funds sold, have increased $281 million, or 35 percent, from June 30, 2008, and have increased $81 million, or 8 percent, from December 31, 2008.  Investment securities represented 19 percent of total assets at June 30, 2009 versus 16 percent of total assets at June 30, 2008.

	June 30,	December 31,	June 30,	$ change from	$ change from
	2009	2008	2008	December 31,	June 30,
Liabilities ($ in thousands)	(unaudited)	(audited)	(unaudited)	2008	2008

Non-interest bearing deposits	$754,844	$747,439	$778,786	$7,405	(23,942)
Interest bearing deposits	2,631,599	2,515,036	2,347,137	116,563	284,462
Advances from Federal Home Loan Bank	613,478	338,456	658,211	275,022	(44,733)
Federal Reserve Bank Discount Window	587,000	914,000	144,000	(327,000)	443,000
Securities sold under agreements to repurchase and other borrowed funds	197,971	196,731	387,648	1,240	(189,677)
Other liabilities	43,711	44,331	43,884	(620)	(173)
Subordinated debentures	120,157	121,037	118,559	(880)	1,598
Total liabilities	$4,948,760	$4,877,030	4,478,225	$71,730	470,535

As of June 30, 2009, non-interest bearing deposits decreased $24 million, or 3 percent, since June 30, 2008, and increased $7 million, or 1 percent, since December 31, 2008.  Interest bearing deposits increased $117 million, or 5 percent from December 31, 2008.  Since June 30, 2008, interest bearing deposits increased $284 million, or 12 percent, resulting from the banks’ continued focus on attracting and retaining low cost deposits.  Federal Home Loan Bank (“FHLB”) advances at June 30, 2009 decreased $45 million, or 7 percent, from June 30, 2008, and increased $275 million, or 81 percent, from December 31, 2008.  Federal Reserve Bank Discount Window borrowings decreased $327 million and increased $443 million from December 31, 2008 and June 30, 2008, respectively.  Repurchase agreements and other borrowed funds were $198 million at June 30, 2009, a decrease of $190 million, or 49 percent, from June 30, 2008, and an increase of $1 million from December 31, 2008.  Included in this latter category are U.S. Treasury Tax and Loan funds of $5 million at June 30, 2009, a decrease of $204 million from June 30, 2008, and a decrease of $947 thousand from December 31, 2008.

	June 30,	December 31,	June 30,	$ change from	$ change from
Stockholders' equity	2009	2008	2008	December 31,	June 30,
($ in thousands except per share data)	(unaudited)	(audited)	(unaudited)	2008	2008

Common equity	$692,046	$678,183	$551,718	$13,863	140,328
Accumulated other comprehensive loss	(2,382)	(1,243)	(2,075)	(1,139)	(307)
Total stockholders' equity	689,664	676,940	549,643	12,724	140,021
Core deposit intangible, net, and goodwill	(157,736)	(159,765)	(152,717)	2,029	(5,019)
Tangible stockholders' equity	$531,928	$517,175	$396,926	$14,753	135,002

Stockholders' equity to total assets	12.23%	12.19%	10.93%
Tangible stockholders' equity to total tangible assets	9.71%	9.59%	8.14%
Book value per common share	$11.21	$11.04	$10.18	$0.17	1.03
Tangible book value per common share	$8.65	$8.43	$7.35	$0.22	1.30
Market price per share at end of period	$14.77	$19.02	$15.99	$(4.25)	(1.22)

Total stockholders’ equity and book value per share amounts have increased $140 million and $1.03 per share, respectively, from June 30, 2008, the result of earnings retention and exercised stock options, stock issued in connection with the Bank of the San Juans acquisition, and $94 million in net proceeds from the Company’s November 2008 equity offering of 6,325,000 shares of common stock at a price of $15.50 per share.  Tangible stockholders’ equity has increased $135 million, or 34 percent since June 30, 2008, with tangible stockholders’ equity at 9.71 percent of total tangible assets at June 30, 2009, up from 8.14 percent at June 30, 2008.  Accumulated other comprehensive income (loss), representing net unrealized gains or losses (net of tax) on investment securities designated as available for sale, decreased $307 thousand from

June 30, 2008.  “One real bright spot has been the growth in capital this past quarter and year,” Blodnick said.  “Every capital ratio increased further from the already strong build over the past four years.”

Operating Results for Three Months Ended June 30, 2009
Compared to March 31, 2009 and June 30, 2008

Revenue summary
($ in thousands)	Three months ended
	June 30,	March 31,	June 30,
	2009	2009	2008
	(unaudited)	(unaudited)	(unaudited)
Net interest income
Interest income	$74,420	$75,532	$74,573
Interest expense	13,939	15,154	22,273
Net interest income	60,481	60,378	52,300

Non-interest income
Service charges, loan fees, and other fees	11,377	10,179	12,223
Gain on sale of loans	9,071	6,150	4,245
Other income	870	1,048	913
Total non-interest income	21,318	17,377	17,381
	$81,799	$77,755	$69,681

Tax equivalent net interest margin	4.87%	4.92%	4.75%

($ in thousands)	$ change from	$ change from	% change from	% change from
	March 31,	June 30,	March 31,	June 30,
	2009	2008	2009	2008
Net interest income
Interest income	$(1,112)	$(153)	-1%	0%
Interest expense	$(1,215)	$(8,334)	-8%	-37%
Net interest income	103	8,181	0%	16%

Non-interest income
Service charges, loan fees, and other fees	1,198	(846)	12%	-7%
Gain on sale of loans	2,921	4,826	47%	114%
Other income	(178)	(43)	-17%	-5%
Total non-interest income	3,941	3,937	23%	23%
	$4,044	$12,118	5%	17%

Net Interest Income
Net interest income for the quarter increased $8 million, or 16 percent, with interest expense decreasing $8 million, or 37 percent, over the same period in 2008.  Interest income for the current quarter decreased $1 million, or 1 percent, with interest expense also decreasing $1 million, or 8 percent, compared to the prior quarter.  The decrease in total interest expense is primarily attributable to rate decreases in interest bearing deposits and lower cost borrowings.  The net interest margin as a percentage of earning assets, on a tax equivalent basis, was 4.87 percent which is 5 basis points lower than the 4.92 percent achieved for the prior quarter and 12 basis points higher than the 4.75 percent result for the second quarter of 2008.  “The strong net interest margin for the current quarter reflects the banks’ maintaining lower funding costs in a highly competitive environment,” said Ron Copher, Chief Financial Officer.

Non-interest Income
Non-interest income for the quarter increased $4 million, or 23 percent, from the prior quarter, and increased $4 million, or 23 percent, over the same period in 2008.  Gain on sale of loans increased $3 million, or 47 percent, for the quarter and increased $5 million, or 114 percent, over the same period last year, primarily the result of increased refinancing of residential loans originated and sold in the secondary market.  Fee income increased $1 million, or 12 percent, during the quarter, compared to the decrease of $846 thousand, or 7 percent, over the same period last year.

Non-interest expense summary	Three months ended
($ in thousands)	June 30,	March 31,	June 30,
	2009	2009	2008
	(unaudited)	(unaudited)	(unaudited)

Compensation and employee benefits	$20,710	$21,944	$20,967
Occupancy and equipment expense	5,611	5,895	5,116
Advertising and promotion expense	1,722	1,724	1,833
Outsourced data processing	680	671	647
Core deposit intangibles amortization	762	774	767
Other expenses	13,478	8,618	7,113
Total non-interest expense	$42,963	$39,626	$36,443

($ in thousands)	$ change from	$ change from	% change from	% change from
	March 31,	June 30,	March 31,	June 30,
	2009	2008	2009	2008

Compensation and employee benefits	$(1,234)	$(257)	-6%	-1%
Occupancy and equipment expense	(284)	495	-5%	10%
Advertising and promotion expense	(2)	(111)	0%	-6%
Outsourced data processing	9	33	1%	5%
Core deposit intangibles amortization	(12)	(5)	-2%	-1%
Other expenses	4,860	6,365	56%	89%
Total non-interest expense	$3,337	$6,520	8%	18%

Non-interest Expense
Non-interest expense increased by $3 million, or 8 percent from the prior quarter.  Compensation and employee benefits decreased $1 million, or 6 percent, from prior quarter and $257 thousand, or 1 percent from prior year’s second quarter.  The current quarter compensation and employee benefits included significant reductions in bonuses and employee benefits tied to Company performance.  The current quarter decrease in compensation and employee benefits also reflects decreased staffing with the number of full-time equivalent employees decreasing from 1,610 to 1,597 during the quarter, and increasing from 1,537 since the end of the 2008 second quarter.  The increase of $5 million in other expenses includes increases of $2.7 million in FDIC insurance premiums, $362 thousand in outside legal, accounting, and audit firm expense, $1.5 million of loss from sales of other real estate owned, and $288 thousand in expenses associated with repossessed assets.

Non-interest expense increased by $7 million, or 18 percent from the same quarter of 2008, including a $6 million, or 89 percent increase in other expenses.  The increase in other expenses includes $3.5 million in FDIC insurance premiums, $749 thousand in outside legal, accounting, and audit firm expense, $1.8 million of loss from sales of other real estate owned, and $451 thousand of expense associated with repossessed assets.  Occupancy and equipment expense has increased $495 thousand, or 10 percent, since June 30, 2008, reflecting the cost of additional branch locations and facility upgrades.  Advertising and promotion expense decreased $111 thousand, or 6 percent, from the same quarter of 2008.

In the second quarter of 2009, the FDIC increased the deposit insurance premiums for all financial institutions and also imposed a special premium insurance assessment based on financial institutions’ total assets as of June 30, 2009.  Of the increase in FDIC insurance premiums, $2.5 million is attributable to the second quarter asset-based special assessment.  The Company expects the heightened FDIC deposit insurance premiums to continue, and the FDIC has indicated that another special assessment is probable in the fourth quarter of the current year.

Efficiency Ratio
Excluding the $2.5 million special FDIC insurance assessment, the efficiency ratio (non-interest expense / net interest income plus non-interest income) was 49 percent for the quarter, compared to 52 percent for the 2008 second quarter, a three percentage point improvement.  “The banks continue to do an excellent job of monitoring and controlling operating expenses,” said Copher.

	June 30,	March 31,	December 31,	June 30,
Credit quality information	2009	2009	2008	2008
($ in thousands)	(unaudited)	(unaudited)	(audited)	(unaudited)

Allowance for loan and lease losses - beginning of period	$76,739	76,739	54,413	54,413
Provision	40,855	15,715	28,480	7,542
Acquisition	-	-	2,625	-
Charge-offs	(21,246)	(8,994)	(9,839)	(1,498)
Recoveries	1,026	317	1,060	350
Allowance for loan and lease losses - end of period	$97,374	83,777	76,739	60,807

Real estate and other assets owned	$47,424	18,985	11,539	$6,523
Accruing loans 90 days or more overdue	10,086	4,439	8,613	3,700
Non-accrual loans	116,362	92,288	64,301	19,674
Total non-performing assets	$173,872	115,712	84,453	$29,897

Allowance for loan and lease losses as a percentage of non-performing assets	56%	72%	91%	203%

Non-performing assets as a percentage of total bank assets	3.06%	1.97%	1.46%	0.58%

Allowance for loan and lease losses as a percentage of total loans	2.36%	2.01%	1.86%	1.59%

Net charge-offs as a percentage of total loans	(0.490)%	(0.209)%	(0.213)%	(0.030)%

Accruing loans 30-89 days or more overdue	$62,637	66,534	54,787	$35,017

Allowance for Loan and Lease Losses and Non-performing Assets
At June 30, 2009, the allowance for loan and lease losses was $97.374 million, an increase of $37 million, or 60 percent, from a year ago.  The current quarter provision for loan loss expense was $25 million, an increase of $20 million from the same quarter in 2008.  Charged-off loans for the current quarter exceeded recoveries of previously charged-off loans by $12 million.  Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will determine the level of additional provision expense.

Most of the Company’s non-performing assets are secured by real estate.  Based on the most current information available to management, including updated appraisals where appropriate, the Company believes the value of the underlying real estate collateral is adequate to minimize significant charge-offs or loss to the Company.  For collateral dependent loans, impairment is measured by the fair value of the collateral.

The allowance was 2.36 percent of total loans outstanding at June 30, 2009, up from 2.01 percent at the prior quarter end, and up from 1.59 percent at June 30, 2008.  The allowance was 56 percent of non-performing assets at June 30, 2009, down from 72 percent for the prior quarter end and down from 203 percent a year ago.  Non-performing assets as a percentage of total bank assets at June 30, 2009 were at 3.06 percent, up from 1.97 percent as of prior quarter end, and up from .58 percent at June 30, 2008.  “During the quarter we saw a significant increase in non-performing assets as two large credits totaling $35 million were placed in Other Real Estate Owned and non-accrual status.  Net charge-offs as a percent of loans for the first half of 2009 were .49 percent or .99 percent annualized,” Blodnick said.  “Hopefully we can keep net charge-offs at that level or lower through the remaining half of the year.”

Operating Results for Six Months Ended June 30, 2009 Compared to June 30, 2008

Revenue summary
($ in thousands)	Six months ended
	June 30,	June 30,	$ change from	% change from
	2009	2008	June 30,	June 30,
	(unaudited)	(unaudited)	2008	2008
Net interest income
Interest income	$149,952	$150,589	$(637)	0%
Interest expense	29,093	49,660	$(20,567)	-41%
Net interest income	120,859	100,929	19,930	20%

Non-interest income
Service charges, loan fees, and other fees	21,556	23,184	(1,628)	-7%
Gain on sale of loans	15,221	8,125	7,096	87%
Gain on sale of investments	-	248	(248)	-100%
Other income	1,918	2,086	(168)	-8%
Total non-interest income	38,695	33,643	5,052	15%
	$159,554	$134,572	$24,982	19%

Tax equivalent net interest margin	4.90%	4.65%

Net Interest Income
Net interest income for the six months increased $20 million, or 20 percent, over the same period in 2008.  Total interest income decreased $637 thousand, or 42 basis points, while total interest expense decreased $21 million, or 41 percent.  The decrease in interest expense is primarily attributable to the rate decreases on interest bearing deposits and lower cost borrowings.  The net interest margin as a percentage of earning assets, on a tax equivalent basis, was 4.90 percent, an increase of 25 basis points from the 4.65 percent for the same period in 2008.

Non-interest Income
Total non-interest income increased $5 million, or 15 percent in 2009.  Fee income for the first half of 2009 decreased $2 million, or 7 percent, over the first half of 2008.  Gain on sale of loans increased $7 million, or 87 percent, from the first six months of last year, primarily the result of increased refinancing of residential loans originated and sold in the secondary market.  Gain from the sale of investments during the first half of 2008 included a first quarter mandatory redemption of a portion of Visa, Inc. shares from its initial public offering, and the sale of shares in Principal Financial Group (PFG).

Non-interest expense summary	Six months ended
($ in thousands)	June 30,	June 30,	$ change from	% change from
	2009	2008	June 30,	June 30,
	(unaudited)	(unaudited)	2008	2008

Compensation and employee benefits	$42,654	$42,064	$590	1%
Occupancy and equipment expense	11,506	10,249	1,257	12%
Advertising and promotion expense	3,446	3,372	74	2%
Outsourced data processing	1,351	1,314	37	3%
Core deposit intangibles amortization	1,536	1,546	(10)	-1%
Other expenses	22,096	13,511	8,585	64%
Total non-interest expense	$82,589	$72,056	$10,533	15%

Non-interest Expense
Non-interest expense increased by $11 million, or 15 percent, from the first six months of 2008.  Compensation and employee benefit expense increased $590 thousand, or 1 percent, from the first half of 2008, due to the increased number of employees added since June 30, 2008, which was partially offset by the reductions in bonuses and employee benefits.  Occupancy and equipment expense increased $1 million, or 12 percent, reflecting the cost of additional locations and facility upgrades.  Advertising and promotion expense increased $74 thousand, or 2 percent, from the first half of 2008.  Other expenses increased $9 million, or 64 percent, since June 30, 2008.  The increase in other expenses includes $4.4 million in FDIC insurance premiums, $1.1 million in outside legal, accounting, and audit firm expense, $2 million loss from sales of other real estate owned, and $641 thousand expense associated with repossessed assets.  Of the increase in FDIC insurance premiums year-to-date, $2.5 million is attributable to the second quarter asset-based special assessment.  The efficiency ratio (non-interest expense/net interest income plus non-interest income) was 52 percent for the first half of 2009 compared favorably to 54 percent for the first six months of 2008.

Allowance for Loan and Lease Losses
The provision for loan loss expense was $41 million for the first six months of 2009, an increase of $33 million, or 442 percent, from the same period in 2008.  Net charged-off loans during the six months ended June 30, 2009 was $20 million, an increase of $19 million from the same period in 2008.

Pending Acquisition
On February 9, 2009, the Company announced a definitive agreement (the “agreement”) to acquire First Company and its subsidiary First National Bank & Trust, a community bank based in Powell, Wyoming.  First National Bank & Trust has three branch locations is Powell, Cody, and Lovell,

Wyoming.  As of June 30, 2009, First National Bank & Trust had total assets of $272 million.  Upon completion of the transaction, which is subject to regulatory approval and other customary conditions of closing, First National Bank & Trust will become a wholly-owned subsidiary of the Company.  The agreement was recently extended to September 15, 2009.  The transaction is now targeted to close in the third quarter.

Merger of Bank Subsidiaries
On February 1, 2009, First National Bank of Morgan merged into 1st Bank resulting in operations being conducted under the 1st Bank charter.  Prior period activity of Morgan has been combined and included in 1st Bank’s historical results.  The merger was accounted for as a combination of two wholly-owned subsidiaries without acquisition accounting.

Cash Dividend
On June 24, 2009, the board of directors declared a cash dividend of $.13 per share, payable July 16, 2009 to shareholders of record on July 7, 2009.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional multi-bank holding company providing commercial banking services in 57 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado.  Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and conducts its operations principally through ten community bank subsidiaries.  These subsidiaries include six Montana banks: Glacier Bank of Kalispell, First Security Bank of Missoula, Valley Bank of Helena, Big Sky Western Bank of Bozeman, Western Security Bank of Billings, First Bank of Montana of Lewistown; as well as Mountain West Bank in Idaho, Utah and Washington; 1st Bank in Wyoming and Utah, Citizens Community Bank in Idaho, and Bank of the San Juans in Colorado.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

▪	the risks associated with lending and potential adverse changes in credit quality;
▪	increased loan delinquency rates;
▪	the risks presented by a continued economic slowdown, which could adversely affect credit quality, loan collateral values, investment values, liquidity levels, and loan originations;
▪	changes in market interest rates, which could adversely affect our net interest income and profitability;
▪	legislative or regulatory changes that adversely affect our business or our ability to complete pending or prospective future acquisitions;
▪	costs or difficulties related to the integration of acquisitions;

▪	reduced demand for banking products and services;
▪	the risks presented by public stock market volatility, which could adversely affect the Company’s stock value and the ability to raise capital in the future;
▪	competition from other financial services companies in our markets; and
▪	the Company’s success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved.

Visit our website at www.glacierbancorp.com

GLACIER BANCORP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION

($ in thousands except per share data)	June 30,	December 31,	June 30,
	2009	2008	2008
	(unaudited)	(audited)	(unaudited)
Assets:
Cash on hand and in banks	$100,773	125,123	123,545
Federal funds sold	62,405	6,480	135
Interest bearing cash deposits	24,608	3,652	26,654
Investment securities, available-for-sale	994,147	990,092	773,417
Net loans receivable:
Real estate loans	836,917	838,375	746,193
Commercial loans	2,591,149	2,575,828	2,396,098
Consumer and other loans	700,693	715,990	678,661
Allowance for loan and lease losses	(97,374)	(76,739)	(60,807)
Total loans, net	4,031,385	4,053,454	3,760,145
Premises and equipment, net	135,902	133,949	125,398
Real estate and other assets owned, net	47,424	11,539	6,523
Accrued interest receivable	30,346	28,777	28,128
Deferred tax asset	14,890	14,292	3,624
Core deposit intangible, net	11,477	13,013	12,416
Goodwill	146,259	146,752	140,301
Other assets	38,808	26,847	27,582
Total assets	$5,638,424	5,553,970	5,027,868

Liabilities and stockholders' equity:
Non-interest bearing deposits	$754,844	747,439	778,786
Interest bearing deposits	2,631,599	2,515,036	2,347,137
Advances from Federal Home Loan Bank	613,478	338,456	658,211
Securities sold under agreements to repurchase	180,779	188,363	176,211
Federal Reserve Discount Window	587,000	914,000	144,000
U.S. Treasury Tax & Loan	5,120	6,067	209,298
Other borrowed funds	12,072	2,301	2,139
Accrued interest payable	8,421	9,751	11,922
Deferred tax liability	-	-	-
Subordinated debentures	120,157	121,037	118,559
Other liabilities	35,290	34,580	31,962
Total liabilities	4,948,760	4,877,030	4,478,225

Preferred shares, $.01 par value per share. 1,000,000 shares authorized None issued or outstanding	-	-	-
Common stock, $.01 par value per share. 117,187,500 shares authorized	615	613	540
Paid-in capital	495,223	491,794	380,161
Retained earnings - substantially restricted	196,208	185,776	171,017
Accumulated other comprehensive loss	(2,382)	(1,243)	(2,075)
Total stockholders' equity	689,664	676,940	549,643
Total liabilities and stockholders' equity	$5,638,424	5,553,970	5,027,868
Number of shares outstanding	61,519,808	61,331,273	53,985,813
Book value of equity per share	11.21	11.04	10.18

GLACIER BANCORP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands except per share data)	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Real estate loans	$13,871	12,399	28,212	24,991
Commercial loans	37,597	41,100	75,563	83,633
Consumer and other loans	11,142	11,790	22,481	23,897
Investment securities and other	11,810	9,284	23,696	18,068
Total interest income	74,420	74,573	149,952	150,589

Interest expense:
Deposits	9,433	13,474	19,567	30,343
Federal Home Loan Bank advances	1,852	4,821	3,671	10,539
Securities sold under agreements to repurchase	409	808	1,003	2,149
Subordinated debentures	1,676	1,853	3,583	3,726
Other borrowed funds	569	1,317	1,269	2,903
Total interest expense	13,939	22,273	29,093	49,660

Net interest income	60,481	52,300	120,859	100,929
Provision for loan losses	25,140	5,042	40,855	7,542
Net interest income after provision for loan losses	35,341	47,258	80,004	93,387

Non-interest income:
Service charges and other fees	10,215	10,599	19,234	20,070
Miscellaneous loan fees and charges	1,162	1,624	2,322	3,114
Gain on sale of loans	9,071	4,245	15,221	8,125
Gain on sale of investments	-	-	-	248
Other income	870	913	1,918	2,086
Total non-interest income	21,318	17,381	38,695	33,643
Non-interest expense:
Compensation, employee benefits and related expenses	20,710	20,967	42,654	42,064
Occupancy and equipment expense	5,611	5,116	11,506	10,249
Advertising and promotion expense	1,722	1,833	3,446	3,372
Outsourced data processing expense	680	647	1,351	1,314
Core deposit intangibles amortization	762	767	1,536	1,546
Other expenses	13,478	7,113	22,096	13,511
Total non-interest expense	42,963	36,443	82,589	72,056
Earnings before income taxes	13,696	28,196	36,110	54,974

Federal and state income tax expense	3,044	9,737	9,679	19,116
Net earnings	$10,652	18,459	26,431	35,858

Basic earnings per share	0.17	0.35	0.43	0.67
Diluted earnings per share	0.17	0.34	0.43	0.66
Dividends declared per share	0.13	0.13	0.26	0.26
Return on average assets (annualized)	0.77%	1.51%	0.96%	1.48%
Return on average equity (annualized)	6.18%	13.51%	7.72%	13.25%
Average outstanding shares - basic	61,515,946	53,971,220	61,489,422	53,910,414
Average outstanding shares - diluted	61,518,289	54,151,290	61,493,266	54,084,193

AVERAGE BALANCE SHEET	For the three months ended 6-30-09			For the six months ended 6-30-09
(Unaudited - $ in thousands)		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate	Balance	Dividends	Rate
ASSETS
Real Estate Loans	$846,969	13,871	6.55%	$851,484	28,212	6.63%
Commercial Loans	2,616,008	37,597	5.76%	2,604,811	75,563	5.85%
Consumer and Other Loans	701,320	11,142	6.37%	704,273	22,481	6.44%
Total Loans	4,164,297	62,610	6.03%	4,160,568	126,256	6.12%
Tax -Exempt Investment Securities (1)	452,801	5,739	5.07%	439,118	11,070	5.04%
Other Investment Securities	575,647	6,071	4.22%	581,338	12,626	4.34%
Total Earning Assets	5,192,745	74,420	5.75%	5,181,024	149,952	5.84%
Goodwill and Core Deposit Intangible	158,163			158,749
Other Non-Earning Assets	225,056			226,680
TOTAL ASSETS	$5,575,964			$5,566,453

LIABILITIES AND STOCKHOLDERS' EQUITY
NOW Accounts	$537,496	466	0.35%	$522,805	1,024	0.39%
Savings Accounts	297,648	251	0.34%	292,579	522	0.36%
Money Market Accounts	754,475	2,073	1.10%	757,151	4,485	1.19%
Certificates of Deposit	1,010,597	6,643	2.64%	979,225	13,536	2.79%
FHLB Advances	367,407	1,852	2.02%	352,183	3,671	2.10%
Repurchase Agreements and Other Borrowed Funds	1,153,122	2,654	0.92%	1,210,902	5,855	0.98%
Total Interest Bearing Liabilities	4,120,745	13,939	1.36%	4,114,845	29,093	1.43%
Non-interest Bearing Deposits	727,798			723,070
Other Liabilities	36,076			37,896
Total Liabilities	4,884,619			4,875,811

Common Stock	615			615
Paid-In Capital	495,084			494,344
Retained Earnings	196,569			193,900
Accumulated Other
Comprehensive (Loss) Gain	(923)			1,783
Total Stockholders' Equity	691,345			690,642
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,575,964			$5,566,453

Net Interest Income		$60,481			$120,859
Net Interest Spread			4.39%			4.41%
Net Interest Margin			4.67%			4.70%
Net Interest Margin (Tax Equivalent)			4.87%			4.90%
Return on Average Assets (annualized)			0.77%			0.96%
Return on Average Equity (annualized)			6.18%			7.72%

(1)	Excludes tax effect of $4,901,000 and $2,541,000 on non-taxable investment security income for the year to date and quarter ended June 30, 2009, respectively.